Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Cumberland Pharmaceuticals Inc.
Nashville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-251308) and Form S-8 (No. 333-164376) of Cumberland Pharmaceuticals Inc. of our report dated March 20, 2020 (except for the effects of presenting discontinued operations discussed in Note 20, as to which the date is December 10, 2020), relating to the consolidated financial statements and schedule, which appears in this Form 10-K

/s/ BDO USA, LLP

Nashville, Tennessee
March 12, 2021